Exhibit 23(a) - Consent of Stark Tinter & Associates, LLC
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STARK TINTER & ASSOCIATES, LLC


                                                       Certified Public Accounts
                                                           Financial Consultants



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference of our firm under the caption "Experts" in the filing of the Post-Effective Amendment dated October 30, 2000 for Pipeline Technologies, Inc.


/s/ Stark Tinter & Associates, LLC
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Stark Tinter & Associates, LLC



October 30, 2000
Denver, Colorado





          7535 East Hampden Avenue, Suite 109 - Denver, Colorado 80231